Exhibit 99.1

TransDigm Group Reports Fiscal 2023 First Quarter Results

Cleveland, Ohio, February 7, 2023/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 31, 2022.
First quarter highlights include:
•Net sales of $1,397 million, up 17% from $1,194 million in the prior year's quarter;
•Income from continuing operations of $229 million, up 40% from the prior year's quarter;
•Earnings per share from continuing operations of $3.33, up 70% from the prior year's quarter;
•EBITDA As Defined of $699 million, up 24% from $565 million in the prior year's quarter;
•EBITDA As Defined margin of 50.0%;
•Adjusted earnings per share of $4.58, up 53% from $3.00 in the prior year's quarter; and
•Upward revision to fiscal 2023 financial guidance.

Quarter-to-Date Results
Net sales for the quarter increased 17.0%, or $203 million, to $1,397 million from $1,194 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 15.2%.
Income from continuing operations for the quarter increased $66 million, or 40.5%, to $229 million from $163 million in the comparable quarter a year ago. The increase in income from continuing operations primarily reflects the increase in net sales described above and favorable sales mix. The increase was partially offset by a higher effective tax rate and higher interest expense.
GAAP earnings per share were reduced in the first quarter of fiscal 2023 and 2022 by $0.67 per share and $0.77 per share as a result of dividend equivalent payments made during each quarter. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends.
Adjusted net income for the quarter increased 47.5% to $261 million, or $4.58 per share, from $177 million, or $3.00 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 24.5% to $650 million from $522 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 23.7% to $699 million compared with $565 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 50.0% compared with 47.3% in the comparable quarter a year ago.
During the quarter, TransDigm successfully completed a refinancing and repaid in full the approximately $1,725 million of Tranche G term loans maturing August 22, 2024, and replaced such loans with approximately $1,725 million of Tranche H term loans maturing February 22, 2027. The applicable interest rate for the Tranche H term loans is Term Secured Overnight Financing Rate (“SOFR”) plus 3.25%.

“I am very pleased with our first quarter operating results and strong start to the fiscal year,” stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. “Total revenue ran ahead of our expectations and bookings outpaced revenues in all three of our major market channels - commercial OEM, commercial aftermarket and defense. Our diligent focus on our operating strategy and the continued recovery of our commercial aftermarket revenues drove further progression in our EBITDA as Defined margin, which improved to 50.0% for the quarter, up approximately 270 basis points from the comparable prior year period.
Additionally, trends in the commercial aerospace market continue to be favorable including international air traffic improving and China re-opening its air travel with the lifting of its pandemic restrictions. We are encouraged by these trends, among other factors, and look forward to the remainder of fiscal 2023.”
Please see the attached tables for a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2023 Outlook
Mr. Stein stated, “We are raising our full year guidance primarily to reflect our strong first quarter results and current expectations for the remainder of the fiscal year. As our fiscal 2023 progresses, should the favorable trends in the commercial aerospace market recovery continue, including the expansion of flight activity in China, we could see further upward revision to our guidance.”
TransDigm now expects fiscal 2023 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $6,070 million to $6,240 million compared with $5,429 million in fiscal 2022 (an increase of $65 million at the mid-point);
•Net income from continuing operations is anticipated to be in the range of $1,080 million to $1,160 million compared with $866 million in fiscal 2022 (an increase of $44 million at the mid-point);
•Earnings per share from continuing operations is expected to be in the range of $18.24 to $19.64 per share based upon weighted average shares outstanding of 57.1 million shares compared with $13.38 per share in fiscal 2022 (an increase of $0.79 at the mid-point);
•EBITDA As Defined is anticipated to be in the range of $3,060 million to $3,160 million compared with $2,646 million in fiscal 2022 (an increase of $65 million at the midpoint and corresponding to an EBITDA As Defined margin guide of approximately 50.5% for fiscal 2023);
•Adjusted earnings per share is expected to be in the range of $21.47 to $22.87 per share compared with $17.14 per share in fiscal 2022 (an increase of $0.79 at the mid-point); and
•Fiscal 2023 outlook is based on the following market growth assumptions:
◦Commercial aftermarket revenue growth in the high-teens percentage range (an increase from previous guidance of mid-teens percentage range);
◦Commercial OEM revenue growth in the mid-teens percentage range; and
◦Defense revenue growth in the low to mid-single-digit percentage range.

Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2023. Additionally, please see attached table 7 for comparison of the current fiscal year 2023 guidance versus the previously issued fiscal year 2023 guidance.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 7, 2023, beginning at 11:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register.vevent.com/register/BI2cc62ce69fcf4c6e930da233e17a2b6b. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. Acquisition and divestiture-related costs represent accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into the Company’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2023 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; current and future geopolitical or other worldwide events; cyber-security threats, natural disasters and climate change-related events; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; climate-related regulations; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
DECEMBER 31, 2022 AND JANUARY 1, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2022	January 1, 2022
NET SALES	$1,397	$1,194
COST OF SALES	604	533
GROSS PROFIT	793	661
SELLING AND ADMINISTRATIVE EXPENSES	169	170
AMORTIZATION OF INTANGIBLE ASSETS	34	36
INCOME FROM OPERATIONS	590	455
INTEREST EXPENSE—NET	286	264
REFINANCING COSTS	4	—
OTHER INCOME	(1)	(2)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	301	193
INCOME TAX PROVISION	72	30
INCOME FROM CONTINUING OPERATIONS	229	163
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	1
NET INCOME	229	164
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$228	$163
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$190	$117
Earnings per share attributable to TD Group common stockholders
Earnings per share from continuing operations—basic and diluted	$3.33	$1.96
Earnings per share from discontinued operations—basic and diluted	—	0.02
Earnings per share	$3.33	$1.98
Weighted-average shares outstanding:
Basic and diluted	57.1	59.2

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO INCOME FROM CONTINUING OPERATIONS
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
DECEMBER 31, 2022 AND JANUARY 1, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2022	January 1, 2022
Income from continuing operations	$229	$163
Adjustments:
Depreciation and amortization expense	63	65
Interest expense, net	286	264
Income tax provision	72	30
EBITDA	650	522
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (1)	3	5
Non-cash stock and deferred compensation expense (2)	35	37
Refinancing costs (3)	4	—
Other, net (4)	7	1
Gross Adjustments to EBITDA	49	43
EBITDA As Defined	$699	$565
EBITDA As Defined, Margin (5)	50.0%	47.3%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs and deferred compensation payments.

(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
DECEMBER 31, 2022 AND JANUARY 1, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2022	January 1, 2022
Reported Earnings Per Share
Income from continuing operations	$229	$163
Less: Net income attributable to noncontrolling interests	(1)	(1)
Net income from continuing operations attributable to TD Group	228	162
Less: Dividends paid on participating securities	(38)	(46)
Income from discontinued operations, net of tax	—	1
Net income applicable to TD Group common stockholders—basic and diluted	$190	$117
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	54.4	55.3
Vested options deemed participating securities	2.7	3.9
Total shares for basic and diluted earnings per share	57.1	59.2
Earnings per share from continuing operations—basic and diluted	$3.33	$1.96
Earnings per share from discontinued operations—basic and diluted	—	0.02
Earnings per share	$3.33	$1.98
Adjusted Earnings Per Share
Income from continuing operations	$229	$163
Gross Adjustments to EBITDA	49	43
Purchase accounting backlog amortization	1	4
Tax adjustment (1)	(18)	(33)
Adjusted net income	$261	$177
Adjusted diluted earnings per share under the two-class method	$4.58	$3.00
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$3.33	$1.96
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	0.67	0.77
Acquisition and divestiture transaction-related expenses and adjustments	0.05	0.11
Non-cash stock and deferred compensation expense	0.46	0.47
Refinancing costs	0.05	—
Tax adjustment on income from continuing operations before taxes (1)	(0.08)	(0.34)
Other, net	0.10	0.03
Adjusted earnings per share	$4.58	$3.00

(1)
For the thirteen week periods ended December 31, 2022 and January 1, 2022, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 4
DECEMBER 31, 2022 AND JANUARY 1, 2022
(Amounts in millions)
(Unaudited)
	Thirteen Week Periods Ended
	December 31, 2022	January 1, 2022
Net cash provided by operating activities	$377	$279
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	(49)	(18)
Interest expense, net (1)	277	256
Income tax provision - current	72	30
Loss contract amortization	12	12
Non-cash stock and deferred compensation expense (2)	(35)	(37)
Refinancing costs (3)	(4)	—
EBITDA	650	522
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (4)	3	5
Non-cash stock and deferred compensation expense (2)	35	37
Refinancing costs (3)	4	—
Other, net (5)	7	1
EBITDA As Defined	$699	$565

(1)	Represents interest expense excluding the amortization of debt issuance costs and premium and discount on debt.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(5)
Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs and deferred compensation payments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	December 31, 2022	September 30, 2022
Cash and cash equivalents	$3,288	$3,001
Trade accounts receivable—Net	860	967
Inventories—Net	1,439	1,332
Current portion of long-term debt	78	76
Short-term borrowings—trade receivable securitization facility	350	350
Accounts payable	271	279
Accrued and other current liabilities	709	721
Long-term debt	19,375	19,369
Total TD Group stockholders’ deficit	(3,336)	(3,773)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MID-POINT
Fiscal Year Ended September 30, 2023
Net Income	$1,120
Adjustments:
Depreciation and amortization expense	266
Interest expense - net	1,160
Income tax provision - current	372
EBITDA	2,918
Adjustments:
Acquisition transaction-related expenses and adjustments (1)	12
Non-cash stock and deferred compensation expense (1)	165
Refinancing costs (1)	4
Other, net (1)	11
Gross Adjustments to EBITDA	192
EBITDA As Defined	$3,110
EBITDA As Defined, Margin (1)	50.5%

Earnings per share	$18.94
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.67
Non-cash stock and deferred compensation expense	2.18
Acquisition related expenses and adjustments	0.21
Refinancing costs	0.05
Other, net	0.12
Adjusted earnings per share	$22.17

Weighted-average shares outstanding	57.1

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2023 GUIDANCE VERSUS
PRIOR FISCAL YEAR 2023 GUIDANCE			Table 7
(Amounts in millions, except per share amounts)
(Unaudited)
	Current Fiscal Year 2023 Guidance Issued February 7, 2023	Prior Fiscal Year 2023 Guidance Issued November 10, 2022	Change at Mid-Point

Net Sales	$6,070 to $6,240	$5,990 to $6,190	$65

GAAP Net Income from Continuing Operations	$1,080 to $1,160	$1,036 to $1,116	$44

GAAP Earnings Per Share from Continuing Operations	$18.24 to $19.64	$17.45 to $18.85	$0.79

EBITDA As Defined	$3,060 to $3,160	$2,995 to $3,095	$65

Adjusted Earnings Per Share	$21.47 to $22.87	$20.68 to $22.08	$0.79

Weighted-Average Shares Outstanding	57.1	57.1	—